FOR IMMEDIATE RELEASE

28 July 2010

Company contact:
Cecil Whitmore
Investor Relations
Littlefield Corporation
512-476-5141
cwhitmore@littlefield.com

Investor Relations Contact:
John Nesbett / Jennifer Belodeau
Institutional Marketing Services (IMS)
203-972-9200

Littlefield Corporation Announces
Q2 2010 Results
Continues earnings improvement

Littlefield Corporation (OTCBB: LTFD) today announced second quarter of 2010 results from continuing operations improved $130,000 over the prior year.

The Company’s revenue of $2,300,000 was within $77,000 of its prior year’s record-setting level for second quarter bingo revenue.

The $130,000 earnings improvement mainly reflected higher gross profit margins which narrowed the Company’s loss from continuing operations from approximately $330,000 in Q2 2009 to approximately $200,000 in Q2 2010. Historically, the second and third quarters are seasonally weaker quarters of the year.

Q2 2010 Earnings	Page: 2

The Q2 2010 results include approximately $357,000 of notable items:

•	$133,000 of expense associated with the start-up of new halls and re-openings at halls in Texas,
•	$195,000 of legal expense for South Carolina, Texas and its Furtney litigation and
•	$27,000 for non-cash stock-based compensation and other asset disposals of $2,000.

The Q2 2009 results included approximately $666,000 of notable items:

•	$378,000 of expense from Texas start-ups and re-openings,
•	$165,000 from legal expense related to South Carolina and Texas and its Furtney litigation and
•	$123,000 for non-cash stock-based compensation expense.

The Company’s Entertainment business is referred to as “continuing” operations and the Hospitality segment divested in the second quarter of 2009 is referred to as “discontinued” operations in this report.

HIGHLIGHTS

Highlights of the second quarter compared to the prior year follow; for comparability these have been adjusted to exclude the discontinued Hospitality business operations:

1.	Total consolidated Q2 2010 revenue was $2,301,114, within $77,366 of last year’s record-setting level for second quarter bingo revenue.

2.	Total consolidated Q2 2010 gross profit including the noted items was $691,312, up $116,749 or 20% versus the prior year.

3.	Total gross profit margin expanded to 30% of revenue from 24% of revenue in Q2 2009.

4.	Q2 2010 loss from continuing operations was reduced by $132,228 compared to the prior year.

The following report is based upon unaudited financial statements.

REVENUE
	Q2 2010	Q2 2009	Variance	% Change
LTFD Corporation	$2,301,114	$2,378,480	$(77,366)	(3%)
Entertainment	2,281,747	2,358,525	(76,778)	(3%)
Other	19,367	19,955	$(588)	NM

Q2 2010 Earnings	Page: 3

The slight decline in Entertainment revenue largely reflects stable revenues in Texas and South Carolina and the contribution of a recent South Carolina acquisition offset by localized weakness at select halls in Alabama and Texas.  Other revenue reflects ancillary revenue not included in Entertainment.

The historical trend of revenue changes shown below correlates closely with the recessionary trends of the American economy and the effect of renovations and start-up of halls in Texas.  Though revenues have begun to improve in Q4 2008 and thereafter, it is important to remember the Company made several acquisitions which have contributed to the growth of revenues.

TREND OF REVENUE CHANGES	Q1 2004	Q2 2004	Q3 2004	Q4 2004	Q1 2005	Q2 2005	Q3 2005	Q4 2005
Entertainment	(6%)	1%	15%	11%	10%	5%	(1%)	14%

TREND OF REVENUE CHANGES	Q1 2006	Q2 2006	Q3 2006	Q4 2006	Q1 2007	Q2 2007	Q3 2007	Q4 2007
Entertainment	21%	18%	12%	7%	7%	9%	17%	(2%)
TREND OF REVENUE CHANGES	Q1 2008	Q2 2008	Q3 2008	Q4 2008	Q1 2009	Q2 2009	Q3 2009	Q4 2009
Entertainment	(4%)	(5%)	(2%)	12%	25%	14%	5%	4%

TREND OF REVENUE CHANGES	Q1 2010	Q2 2010
Entertainment	8%	(3%)

GROSS PROFIT
	Q2 2010	Q2 2009	Variance	% Change
LTFD Corporation	$691,312	$574,563	$116,749	20%
Entertainment	671,945	554,608	117,337	21%
Other	19,367	19,955	$(588)	NM

Gross profit %	30%	24%

The Entertainment gross profit increase was mainly attributed to the contribution of our South Carolina acquisitions and restructuring actions including the closure of certain underperforming halls in Texas.

Q2 2010 Earnings	Page: 4

CORPORATE OVERHEAD

	2010	2009	Variance	% Change
SECOND QUARTER	$584,590	$526,572	$58,018	11%

Corporate overhead, as measured by management, reflected acquisition-related initiatives including the addition of personnel and trade show activities. See the reconciliation of GAAP and Non-GAAP financial measures which follows.

INCOME and BASIC EPS FROM CONTINUING OPERATIONS

	2010	2009	Variance
Q2 Income excluding noted items	$155,851	$332,409	$(176,558)
Q2 Income (Loss)	$(201,066)	$(333,294)	$132,228
Q2 Basic Earnings (Loss) per share	$(0.01)	$(0.02)	$0.01
Q2 Basic weighted average shares outstanding	17,880,653	17,512,788	367,865

NET INCOME and BASIC EPS (INCLUDING DISCONTINUED OPERATIONS)

	2010	2009	Variance
Q2 Net Income (Loss)	$(201,066)	$48,240	$(249,306)
Q2 Basic Earnings (Loss) per share	$(0.01)	$0.00	$(0.01)
Q2 Basic weighted average shares outstanding	17,880,653	17,512,788	367,865

Last year’s Q2 2009 net income of $48,240 included the favorable impact of a $403,556 gain on the sale of the Company’s discontinued Hospitality business.

Jeffrey L. Minch, President and Chief Executive Officer of Littlefield Corporation, offered the following comments:

“Overall, the charitable bingo market has remained resilient in the face of a meaningful level of weakness in the general economy and its impact on certain select local markets we serve. We have continued to improve performance expanding our margins from 24% to 30% and achieved a $130,000 improvement in results from continuing operations. It is noteworthy these results were dampened by a higher than normal level of legal expense incurred as we bring on-going litigation and regulatory matters to a close by year end.

Q2 2010 Earnings	Page: 5

The continued improvement in operating performance reflects the accretive impact of prudent acquisitions paired with initiatives across the Company to improve our margins.

We have a wealth of opportunities to improve our financial performance and we will continue to diligently pursue them through acquisitions, operational savings at existing bingo halls, and the deployment of better management and modern marketing techniques. During the quarter we invested in additional resources to further strengthen our acquisition initiatives and the overall management talent in the Company.

The asset purchase of an additional hall in South Carolina last quarter is tracking to our expectations and the substantial renovation to ensure its initial very significant positive performance is expected to be completed in the third quarter.

Barring unforeseen changes I am optimistic the favorable year over year trends will continue.

I would like to thank the employees of the Company for their continued dedication and efforts to attain these favorable results despite the challenging economic conditions.

I look forward to answering your questions during the Conference Call on Friday.”

Earnings will be discussed in a conference call on Friday, July 30, 2010, at 11:00 AM CST.  Interested parties may participate by calling (877) 407-9205 and requesting the Littlefield Earnings Conference Call.

Investors are always cautioned to be careful in drawing conclusions from a single press release, the Company’s performance in a single quarter or the individual opinions of any member of the Company’s management in making their individual investment decisions.

ABOUT LITTLEFIELD CORPORATION

Littlefield Corporation, headquartered in Austin Texas, is the largest public owner of charitable bingo halls in the United States. The Company, through its corporate subsidiaries, develops, owns and operates 36 halls in Texas, South Carolina, Alabama and Florida. In Texas its corporate subsidiaries are involved as a licensed commercial lessor and only in South Carolina as a licensed promoter.  Over 100 charities conduct bingo in these charitable bingo halls.

Q2 2010 Earnings	Page: 6

RECONCILIATION OF GAAP AND NON-GAAP MEASURES

In addition to disclosing results determined in accordance with GAAP, the Company discloses three non-GAAP financial measures: gross profit excluding start-up activities, corporate overhead and income (loss) from continuing operations excluding noted items.  Management includes these non-GAAP financial measures to assist investors in assessing the Company’s operational performance and considers such non-GAAP measures to be important supplemental measures of performance.  The Company presents these non-GAAP results as a complement to results provided in accordance with GAAP.  Management uses these non-GAAP measures to manage and assess profitability and performance, to assist the public in measuring the Company’s performance, to allocate resources and relative to historical performance, to enable comparability between periods.

Gross profit	Q2 2010	Q2 2009
Gross profit (GAAP basis)	$691,312	$574,563
Hall start-up activities	133,059	377,522
Gross profit (non-GAAP basis)	$824,371	$952,085

Corporate overhead	Q2 2010	Q2 2009
General and administrative expenses (GAAP basis)	$825,697	$841,810
Stock-based compensation	(26,855)	(122,869)
Noted legal expenses	(194,714)	(165,312)
Depreciation and amortization	(19,538)	(27,057)
	(241,107)	(315,238)
Corporate overhead (non-GAAP basis)	$584,590	$526,572

Income (loss) from continuing operations	Q2 2010	Q2 2009
Operating income (loss) (GAAP basis)	$(201,066)	$(333,294)
Hall start-up activities	133,059	377,522
Stock-based compensation	26,855	122,869
Noted legal expenses	194,714	165,312
Other	2,289	---
	356,917	665,703
Income (loss) excluding noted items (non-GAAP basis)	$155,851	$332,409

In accordance with the safe harbor provisions of the Private Securities Reform Act of 1995: except for historical information contained herein, certain matters set forth in this press release are forward looking statements that are subject to substantial risks and uncertainties, including government regulation, taxation, competition, market risks, customer attendance, spending, general economic conditions and other risks detailed in the Company’s Securities and Exchange Commission filings and reports.

30